As filed with the Securities and Exchange Commission on June 22, 2023
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	27-2935063 (I.R.S. Employer Identification No.)

12420 Stonebridge Road,
Roanoke, Indiana 46783
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Vera Bradley, Inc. 2020 Equity and Incentive Plan
(Full title of the plan)

Mark C. Dely
Chief Administrative Officer
Vera Bradley, Inc.
12420 Stonebridge Road,
Roanoke, Indiana 46783
(877) 708-8372
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen J. Hackman, Esq.
Ice Miller LLP
One American Square, Suite 2900
Indianapolis, Indiana 46282-0200
(317) 236-2289

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 is being filed for the purpose of registering the offer and sale of an additional 3,000,000 shares of Common Stock of Vera Bradley, Inc. (the “Registrant”) which may be issued under the Registrant’s Amended and Restated Vera Bradley, Inc. 2020 Equity and Incentive Plan. Accordingly, this registration statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-249701) filed by the Registrant on October 28, 2020, relating to the Common Stock to be issued under the Vera Bradley, Inc. 2020 Equity and Incentive Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference (excluding any information and exhibits furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K):

•Our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the Commission on March 28, 2023 (including portions of the Registrant’s Definitive Proxy Statement for the 2023 Annual Meeting of Shareholders, filed with the Commission on April 21, 2023, that are specifically incorporated therein by reference);

•Our Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2023 filed with the Commission on June 7, 2023;

•Our Current Reports on Form 8-K filed on March 8, 2023, April 25, 2023, May 31, 2023 and June 7, 2023;

•The description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on October 19, 2010 pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

The following documents are included as part of this Registration Statement.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed June 8, 2021).
4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed March 6, 2019)
5.1*	Opinion of Ice Miller LLP
23.1*	Consent of Ice Miller LLP (contained in Exhibit 5.1 hereto)
23.2*	Consent of Deloitte & Touche LLP
24.1*	Powers of Attorney (contained in the signature pages to this Registration Statement)
99.1	Amended and Restated Vera Bradley, Inc. 2020 Equity and Incentive Plan (incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement filed April 21, 2023).
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Indiana, on the 22nd day of June, 2023.

VERA BRADLEY, INC.
By:	/s/ Mark C. Dely
Mark C. Dely Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Jacqueline Ardrey, Michael Schwindle and Mark C. Dely and each of them, each with full power to act without the other, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his/her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Jaqueline Ardrey
Jacqueline Ardrey	Director and Chief Executive Officer (Principal Executive Officer)	June 22, 2023
/s/ Michael Schwindle
Michael Schwindle	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2023
/s/ Barbara Bradley Baekgaard
Barbara Bradley Baekgaard	Director	June 22, 2023
/s/ Kristina Cashman
Kristina Cashman	Director	June 22, 2023
/s/ Robert J. Hall
Robert J. Hall	Director	June 22, 2023
/s/ Mary Lou Kelley
Mary Lou Kelley	Director	June 22, 2023
/s/ Frances P. Philip
Frances P. Philip	Director	June 22, 2023
/s/ Carrie M. Tharp
Carrie M. Tharp	Director	June 22, 2023
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